Exhibit 10.1

Execution Version

AMENDMENT NO. 13 TO CREDIT AGREEMENT AND AMENDMENT NO. 5

TO PLEDGE AND SECURITY AGREEMENT

This AMENDMENT NO. 13 TO CREDIT AGREEMENT AND AMENDMENT NO. 5 TO PLEDGE AND SECURITY AGREEMENT, dated as of January 22, 2010 (collectively, this “Thirteenth Amendment”), among JARDEN CORPORATION, a Delaware corporation (the “Borrower”), various Grantors (as defined in the Pledge and Security Agreement referred to below) party to the Pledge and Security Agreement, and DEUTSCHE BANK AG NEW YORK BRANCH (“DBNY”), as Administrative Agent (as defined below), on behalf of each Lender executing a Lender Consent (as defined below), amends certain provisions of (i) the CREDIT AGREEMENT, dated as of January 24, 2005 (as amended, supplemented, restated and/or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders and the L/C Issuers party thereto from time to time, DBNY, as administrative agent for the Lenders and the L/C Issuers (in such capacity, and as agent for the Secured Parties under the Collateral Documents, together with its successors in such capacity, the “Administrative Agent”), CITICORP USA, INC., as syndication agent for the Lenders and the L/C Issuers (in such capacity, together with its successors in such capacity, the “Syndication Agent”), and BANK OF AMERICA, N.A., PNC BANK, NATIONAL ASSOCIATION, as successor to NATIONAL CITY BANK OF INDIANA and SUNTRUST BANK, as co-documentation agents for the Lenders and L/C Issuers, and (ii) the PLEDGE AND SECURITY AGREEMENT, dated as of January 24, 2005 (as amended, supplemented, restated or otherwise modified from time to time, the “Pledge and Security Agreement”), among the Borrower, as a Grantor, each other Grantor from time to time party thereto, and the Administrative Agent. Unless otherwise specified herein, all capitalized terms used in this Thirteenth Amendment shall have the meanings ascribed to such terms in the Credit Agreement or the Pledge and Security Agreement, as the context requires.

W I T N E S S E T H:

WHEREAS, the Borrower desires to amend, and enter into agreements with respect to, certain provisions of the Credit Agreement and the Pledge and Security Agreement, in each case as more fully described herein;

WHEREAS, pursuant to Section 10.01(a) (Amendments, Etc.) of the Credit Agreement, the consent of the Required Lenders is required to effect the amendments and agreements set forth herein; and

WHEREAS, the Borrower, each Guarantor party to the Guarantor Consent (as defined below), each Lender party to a Lender Consent and the Administrative Agent agree, subject to the limitations and conditions set forth herein, to amend or otherwise modify, and enter into certain agreements with respect to, the Credit Agreement and Pledge and Security Agreement, in each case as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Certain Amendments to the Credit Agreement. As of the Thirteenth Amendment Effective Date (as defined below), and subject to the satisfaction of the conditions set forth in Section 3 (Conditions to Effectiveness) hereof:

(a) Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by (i) inserting the text “or any determination pursuant to the definition of Immaterial Foreign Joint Venture” immediately after the text “covenant compliance” appearing in the second sentence of the definition of

“Investment” contained in such Section 1.01, (ii) inserting the text “or similar foreign laws, rules or regulations, as the case may be,” immediately after the text “Rule 144A of the Securities Act,” appearing in the first sentence of the definition of “Permitted Senior Notes” contained in such Section 1.01, (iii) deleting the definition of “Subsidiary” appearing in such Section 1.01, and (iv) inserting the following definitions in such Section 1.01 in the appropriate place to preserve the alphabetical order of the definitions in such Section 1.01:

“Foreign Joint Venture” means a Joint Venture that is not organized under the laws of the United States of America, any state or territory thereof or the District of Columbia.

“Immaterial Foreign Joint Venture” means, at any time, any Person (i) which is a Foreign Subsidiary or a Foreign Joint Venture (both immediately before and at all times after any designation (not subsequently withdrawn) as described below), (ii) which is not a direct or indirect wholly-owned Subsidiary of the Borrower, (iii) which, to the Borrower’s knowledge, does not (and the Subsidiaries and Joint Ventures of which do not) own any Equity Securities or Indebtedness of, or own or hold any Lien (other than Permitted Liens of the type described in Sections 7.01(d), (g), (j) and (k) (Liens)) on any property of, the Borrower or any of its other Subsidiaries or Joint Ventures (other than any other Immaterial Foreign Joint Venture), (iv) which has not (and the Subsidiaries and Joint Ventures of which have not) incurred or suffered to exist any Indebtedness pursuant to which the lender thereof has recourse to any of the assets of the Borrower or any of its other Subsidiaries or Joint Ventures (other than any other Immaterial Foreign Joint Venture), (v) in which the aggregate Investments made (or deemed made as provided below) by the Borrower and its Subsidiaries in such Person does not exceed the Dollar Equivalent of $20,000,000, (vi) in which the aggregate Investments made (or deemed made as provided below) by the Borrower and its Subsidiaries, when aggregated with the aggregate Investments made (or deemed made as provided below) by the Borrower and its Subsidiaries in all other Persons previously or substantially simultaneously to be designated as “Immaterial Foreign Joint Ventures” (and which designation with respect thereto has not been withdrawn as provided below), does not exceed the Dollar Equivalent of the amount equal to 5% of the total assets (including Equity Securities of other Subsidiaries and Joint Ventures) of all Foreign Subsidiaries and Foreign Joint Ventures of the Borrower, in the aggregate (calculated only at the time of designation as described below and based upon the financial statements as of the most recent fiscal period with respect to which the Agents shall have received financial statements required to be delivered pursuant to Sections 6.01(a) or (b) (Financial Statements)), (vii) which, if a Subsidiary, has been designated as an “unrestricted subsidiary” for purposes of any Indebtedness incurred pursuant to Section 7.03(h) (Indebtedness), and (viii) which has been designated an “Immaterial Foreign Joint Venture” by delivery of a written notice of such designation to the Administrative Agent, until such designation is withdrawn or such Person ceases to satisfy any of the requirements of preceding clauses (i), (ii), (iii), (iv), (v), (vi) and/or (vii). Any notice of designation or withdrawal shall (a) specify the effective date of such designation or withdrawal of designation, (b) specify the name of the Person so designated pursuant to such notice or with respect to which its previous designation as an Immaterial Foreign Joint Venture is being withdrawn, as applicable, (c) specify a list of all Persons which are Immaterial Foreign Joint Ventures after giving effect to such designation or withdrawal of designation, as the case may be, (d) certify that no Default or Event of Default shall have occurred and be continuing before and immediately after giving effect to such designation or withdrawal of designation or would result therefrom, and (e) certify compliance with sub-clauses (i), (ii), (iii), (iv), (v), (vi) and (vii) of this definition, and, upon the request of the Administrative Agent, provide supporting calculations in reasonable detail of compliance with such sub-clauses (v) and (vi). For purposes of this definition, (A) the designation of a Person as an Immaterial Foreign Joint Venture shall be deemed to be an Investment by the Borrower in such Person in an amount equal to (I) if such designation is made within 60 days after the initial Investment by the Borrower or a Subsidiary in such Person in the form of cash, the Dollar Equivalent of the amount of such Investment or (II) if otherwise, the portion (proportionate to the Borrower’s direct or indirect equity interest in such Person) of the fair market value (as determined in good faith by senior management of the Borrower) of the net assets of such Person at the time that such Person is designated an Immaterial Foreign Joint Venture, (B) any merger or consolidation of any Immaterial Foreign Joint Venture with and into another Immaterial Foreign Joint Venture shall be deemed to be, without duplication, an Investment by a Subsidiary of the Borrower in such other Immaterial Foreign Joint Venture (it being understood that, in such circumstance, the Investments theretofore made (or deemed made) in such merging or consolidating entities by the Borrower and/or its Subsidiaries shall be aggregated and treated as a single Investment in the surviving entity) and (C) upon a withdrawal of the designation of such Person as an Immaterial Foreign Joint Venture, the Borrower shall be deemed to continue to have a permanent “Investment” in an Immaterial Foreign Joint Venture in an amount (if positive) equal to the Borrower’s direct or indirect (or deemed) Investment in such Person at the time of such withdrawal less the portion (proportionate to the Borrower’s direct or indirect equity interest in such Person) of the fair market value (as determined in good faith by senior management of the Borrower) of the net assets of such Person at the time of such withdrawal. The withdrawal of any designation of an Immaterial Foreign Joint Venture or the failure of any Person to qualify as an Immaterial Foreign Joint Venture in accordance with the terms of this definition at any time shall constitute the incurrence of any Indebtedness or Liens of such Person at such time for purposes of Sections 7.01 (Liens) and 7.03 (Indebtedness).

“Qualified Person” means a Person that the Borrower shall designate in writing as a Qualified Person to the Administrative Agent for purposes of transactions contemplated by Section 7.10(d) (Transactions with Affiliates) on the Thirteenth Amendment Effective Date.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or other business entity of which an aggregate of 50% or more of the outstanding Voting Stock is, at the time, directly or indirectly, owned or controlled by such Person or one or more Subsidiaries of such Person; provided that for purposes of Sections 5.10, 5.14(b), 5.19, 5.22(a), 5.24, 6.03(a)(v), 6.03(a)(vi), 6.03(b), 6.04, 6.05, 6.06, 6.07, 6.08, 6.10, 6.11, 6.13, 6.14, 6.16, 6.17, 6.18, 6.19, 6.20, 7.01, 7.02 (other than clause (d)(iv) thereof), 7.03, 7.04, 7.05, 7.07, 7.08, 7.09, 7.10, 7.11, 7.16, 7.19, 7.20 and 7.21 (and any defined term as used in such Sections which specifically includes the term “Subsidiary” as a component of its definition) only, the term “Subsidiary” shall not include any Immaterial Foreign Joint Venture. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Thirteenth Amendment Effective Date” has the meaning provided in Amendment No. 13 to Credit Agreement and Amendment No. 5 to Pledge and Security Agreement, dated as of January 22, 2010.

(b) The preamble to Article VI (Affirmative Covenants) of the Credit Agreement is hereby amended by deleting the text “each Subsidiary” appearing therein and inserting the text “each Subsidiary (other than, for purposes of Section 6.04, 6.05, 6.06, 6.07, 6.08, 6.10, 6.11, 6.13, 6.14, 6.16, 6.17, 6.18, 6.19 and 6.20, any Immaterial Foreign Joint Venture)” in lieu thereof.

(c) The preamble to Article VII (Negative Covenants) of the Credit Agreement is hereby amended by deleting the text “any Subsidiary” appearing therein and inserting the text “any Subsidiary (other than, for purposes of Sections 7.01, 7.02, 7.03, 7.04, 7.05, 7.07, 7.08, 7.09, 7.10, 7.11, 7.16, 7.19, 7.20 and 7.21, any Immaterial Foreign Joint Venture)” in lieu thereof.

(d) Section 7.02(p) (Investments) of the Credit Agreement is hereby amended by (i) deleting the text “outstanding principal” appearing therein and (ii) deleting the amount “$75,000,000” appearing therein and inserting the amount “$100,000,000” in lieu thereof.

(e) Section 7.10 (Transactions with Affiliates) of the Credit Agreement is hereby amended by (i) redesignating clause (d) thereof as clause (e) and (ii) inserting the following new clause (d) immediately after clause (c) of such Section:

“(d) any transaction with any Qualified Person pursuant to a service, supply, production and/or similar contract, arrangement or purchase order entered into by the Borrower or any of its Subsidiaries with any such Qualified Person, so long as senior management of the Borrower shall have determined, in its reasonable business judgment, that (i) such transaction (and the entering into and performance of the applicable contract, arrangement or purchase order) is in the best interests of the Loan Parties and (ii) such transaction is expected at the time of the entry into of the related contract, arrangement or purchase order to generate profit for the applicable Loan Party or Loan Parties”.

(f) Section 7.15 (Capital Expenditures) of the Credit Agreement is hereby amended by (i) deleting the amount “$110,000,000” appearing directly opposite the text “December 31, 2010” in the table therein and inserting the amount “$175,000,000” in lieu thereof and (ii) deleting the amount “$110,000,000” appearing directly opposite the text “December 31, 2011 and each fiscal year thereafter” in the table therein and inserting the amount “$175,000,000” in lieu thereof.

Section 2. Certain Amendments to Pledge and Security Agreement. As of the Thirteenth Amendment Effective Date, and subject to the satisfaction of the conditions set forth in Section 3 Conditions to Effectiveness) hereof:

(a) Section 4.4(a) (Pledged Collateral) of the Pledge and Security Agreement is hereby amended by inserting the following text immediately prior to the period (“.”) at the end of the first sentence appearing in said Section:

“; provided that no Grantor shall be obligated to deliver to the Administrative Agent pursuant to this Section 4.4(a) (Pledged Collateral) physical possession of any certificate or note evidencing any Coleman IRB Bonds in an aggregate principal amount not to exceed $35,000,000 or any accompanying transfer documentation as otherwise required hereby”.

(b) The Required Lenders hereby authorize and direct the Administrative Agent to (i) release the Liens on the trademarks described on Schedule “1” hereto owned by JT Sports LLC (the “Released Trademarks”) and pledged to the Administrative Agent for the benefit of the Secured Parties pursuant to the Pledge and Security Agreement and that certain Trademark Security Agreement, dated as of December 7, 2007, made by the grantors on the signature pages thereto and (ii) execute, deliver and file such termination or release statements and do such other things as are necessary to release such Liens, in each case upon receipt of an officer’s certificate from the Borrower certifying that the Released Trademarks do not constitute Material Intellectual Property (as defined in the Pledge and Security Agreement).

Section 3. Conditions to Effectiveness. This Thirteenth Amendment shall become effective as of the date (the “Thirteenth Amendment Effective Date”) on which each of the following conditions precedent shall have been satisfied (which conditions may be satisfied concurrently with the occurrence of such date):

(a) Certain Documents. The Administrative Agent shall have received each of the following, dated as of the Thirteenth Amendment Effective Date (unless otherwise agreed to by the Administrative Agent), in form and substance satisfactory to Administrative Agent:

(i) this Thirteenth Amendment, duly executed by the Borrower and the Administrative Agent;

(ii) the Consent, Agreement and Affirmation of Guaranty in the form attached hereto as Exhibit A (the “Guarantor Consent”), duly executed by each of the Guarantors;

(iii) the Acknowledgment and Consents, each in the form attached hereto as Exhibit B (each, a “Lender Consent”), duly executed by the Lenders constituting the Required Lenders;

(iv) a copy of the notice delivered by a Responsible Officer of the Borrower (or by an authorized attorney at Kane Kessler, P.C., counsel to the Borrower), to each Local Agent in respect of each outstanding Local Credit Facility pursuant to the requirements of Section 5.4(c) (Matters Relating to Loan Documents) of the Local Credit Facility Intercreditor Agreement, pursuant to which the Borrower notifies each such Local Agent of the amendments contained herein, certified by a Responsible Officer of the Borrower as being a true, complete and correct copy of such notice and together with evidence reasonably satisfactory to the Administrative Agent that such notice shall have been delivered by the Borrower to such Local Agents at least three Business Days prior to the Thirteenth Amendment Effective Date; and

(v) such additional documentation as the Administrative Agent or the Required Lenders may reasonably require prior to the execution and delivery of this Thirteenth Amendment to the Borrower by the Administrative Agent.

(b) Prepayment of Term Loans. The Borrower shall have prepaid Term Loans in an aggregate principal amount of not less than $250,000,000 in accordance with the requirements of Section 2.06(b) (Optional Prepayment of the Term Loan) of the Credit Agreement with the proceeds of subordinated Indebtedness incurred in compliance with Section 7.03(h)(I) (Indebtedness).

(c) Consent Fee. The Administrative Agent shall have received from the Borrower a consent fee payable in Dollars for the account of each Lender that has returned an executed signature page to this Amendment to the Administrative agent at or prior to 5:00 p.m., New York City time on January 19, 2010 (the “Consent Deadline” and each such Lender, a “Consenting Lender”) equal to 0.05% of the sum of (x) the aggregate principal amount of Term Loans, if any, held by such Consenting Lender as of the Thirteenth Amendment Effective Date with respect to which a consent was delivered and (y) the aggregate amount of the Revolving Credit Commitment, if any, of such Consenting Lender as of the Thirteenth Amendment Effective Date with respect to which a consent was delivered.

(d) Corporate and Other Proceedings. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Thirteenth Amendment shall be satisfactory in all respects to the Administrative Agent and the Required Lenders.

(e) Representations and Warranties; No Defaults. The Administrative Agent, for the benefit of the Lenders, shall have received a certificate of a Responsible Officer of the Borrower certifying that both before and after giving effect to this Thirteenth Amendment:

(i) each of the representations and warranties set forth in Article V (Representations and Warranties) of the Credit Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the Thirteenth Amendment Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date;

(ii) no Default or Event of Default shall have occurred and be continuing, either on the date hereof or on the Thirteenth Amendment Effective Date; and

(iii) the Released Trademarks do not constitute Material Intellectual Property (as defined in the Pledge and Security Agreement) on and as of the Thirteenth Amendment Effective Date.

Section 4. Representations and Warranties. The Borrower, on behalf of itself and the other Loan Parties, hereby represents and warrants to the Administrative Agent and each Lender as follows:

(a) the execution, delivery and performance by each Loan Party of this Thirteenth Amendment have been duly authorized by all requisite corporate or other action on the part of such Loan Party and will not violate any of the certificates of incorporation or by-laws (or equivalent Constituent Documents) of such Loan Party; and

(b) this Thirteenth Amendment has been duly executed and delivered by each Loan Party, and each of this Thirteenth Amendment and the Credit Agreement and Pledge and Security Agreement as amended or otherwise modified hereby constitutes the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with their terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and other similar Laws relating to or affecting creditors’ rights generally and by the application of general equitable principles (whether considered in proceedings at Law or in equity).

Section 5. Reference to and Effect on the Loan Documents.

(a) As of the Thirteenth Amendment Effective Date, each reference in the Credit Agreement and the other Loan Documents to the “Credit Agreement”, the “Pledge and Security Agreement”, “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Credit Agreement or the Pledge and Security Agreement, as applicable, as amended by this Thirteenth Amendment.

(b) Except to the extent amended hereby, the Credit Agreement and all of the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Thirteenth Amendment shall not operate as a waiver of any Default or Event of Default or any right, power, privilege or remedy of any Agent, any Lender or any L/C Issuer under the Credit Agreement or any Loan Document, or constitute a waiver of any provision of the Credit Agreement or any Loan Document, except as to any waiver expressly set forth in this Thirteenth Amendment.

(d) The Borrower hereby confirms that the security interests and Liens granted by the Borrower pursuant to the Loan Documents continue to secure the Obligations and that such security interests and Liens remain in full force and effect.

Section 6. Costs and Expenses. As provided in Section 10.04 (Attorney Costs, Expenses and Taxes) of the Credit Agreement, the Borrower agrees to reimburse the Administrative Agent for all reasonable fees, costs and out-of-pocket expenses due and payable by the Borrower pursuant to the Loan Documents, including such costs and expenses (including Attorney Costs) for advice, assistance, or other representation in connection with the preparation, execution and delivery of this Thirteenth Amendment.

Section 7. Governing Law. This Thirteenth Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

Section 8. Headings. Section headings in this Thirteenth Amendment are included herein for convenience of reference only and shall not constitute a part of this Thirteenth Amendment for any other purposes.

Section 9. Severability. The fact that any term or provision of this Thirteenth Amendment (or of the Credit Agreement and the Pledge and Security Agreement, to the extent modified pursuant to this Thirteenth Amendment) is held invalid, illegal or unenforceable as to any person in any situation in any jurisdiction shall not affect the validity, enforceability or legality of the remaining terms or provisions hereof or the validity, enforceability or legality of such offending term or provision in any other situation or jurisdiction or as applied to any person.

Section 10. Execution in Counterparts. This Thirteenth Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Receipt by the Administrative Agent of a facsimile, PDF or other electronic copy of an executed signature page hereof shall constitute receipt by the Administrative Agent of an executed counterpart of this Thirteenth Amendment.

Section 11. Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS THIRTEENTH AMENDMENT OR ANY OTHER LOAN DOCUMENT.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, this Thirteenth Amendment has been duly executed on the date set forth above.

JARDEN CORPORATION, as Borrower

By:	/s/ John E. Capps
Name:	John E. Capps
Title:	Senior Vice President, General Counsel and Secretary

Deutsche Bank AG New York Branch, as Administrative Agent under the Credit Agreement and as Administrative Agent under the Pledge and Security Agreement

By:	/s/ Scottye Lindsey
Name:	Scottye Lindsey
Title:	Director

By:	/s/ Susan LeFevre
Name:	Susan LeFevre
Title:	Managing Director